UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2015

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of Company as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

Calabasas, California 91302

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 18, 2015, the Board of Directors (the “Board”) of ImmunoCellular Therapeutics, Ltd. (the “Company”) appointed Mark A. Schlossberg and Gregg A. Lapointe as new independent members of the Board. Additionally, the Board named Mr. Schlossberg as a member of the Audit and Nominating & Governance Committees and Mr. Lapointe as a member of the Compensation Committee.

With the appointments of Mr. Schlossberg and Mr. Lapointe, the Company expects to regain compliance with continued listing standards set forth under Sections 802(a) and 803(B)(2)(a) of the NYSE MKT Company Guide, which require a listed company to maintain a majority of independent directors on its board of directors and at least three independent directors on its Audit Committee.

Mr. Schlossberg, age 54, has more than 15 years of experience in the biotechnology, pharmaceutical and medical device industries. Mr. Schlossberg currently serves as Senior Vice President, General Counsel and Corporate Secretary of Impax Laboratories, Inc., a publicly traded specialty pharmaceutical company. Prior to Impax, he served as Vice President, Associate General Counsel of Amgen Inc., where he was responsible for corporate governance, securities law, licensing, mergers and acquisitions, global operations, and sales and marketing compliance. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. Mr. Schlossberg holds a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University.

Mr. Lapointe, age 56, is currently the Chief Executive Officer of Cerium Pharmaceuticals, Inc., a private biopharmaceutical company. He previously served as Chief Operating Officer and then as Chief Executive Officer of Sigma-Tau Pharmaceuticals, Inc., a pharmaceutical company focused on rare disorders and the U.S. wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Mr. Lapointe is a Certified Public Accountant (Illinois). He holds a Bachelor of Commerce degree from Concordia University of Montreal, a Graduate Diploma in Public Accountancy from McGill University of Montreal and a Master of Business Administration degree from Duke University. Mr. Lapointe also serves on the boards of directors of SciClone Pharmaceuticals, Inc., Soligenix, Inc., and Raptor Pharmaceuticals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2015	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Andrew Gengos
Andrew Gengos President and Chief Executive Officer